Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 23, 2006, relating to the Statement of Assets Sold and Statement of Revenues and Direct Operating Expenses of Assets Sold of Mudd (USA) LLC appearing in the Company’s Report on Form 8-K/A for the event dated April 11, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

November 8, 2006